Use these links to rapidly review the document

As filed with the U.S. Securities and Exchange Commission on May 20, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARYx THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0456039
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6300 Dumbarton Circle
Fremont, California 94555
(510) 585-2200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Paul Goddard, Ph.D.
Chairman of the Board and Chief Executive Officer
ARYx Therapeutics, Inc.
6300 Dumbarton Circle
Fremont, California 94555
(510) 585-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James F. Fulton, Jr., Esq.
Cooley LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306-2155
(650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)

Common Stock, $0.001 par value per share	(2)	(3)	(3)	—

Warrants	(2)	(3)	(3)	—

Units	(2)	(3)	(3)	—

Total	(2)		$50,000,000	$3,565

(1)
Calculated pursuant to Rule 457(o) under the Securities Act.

(2)
There is being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of warrants to purchase common stock, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $50,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. Pursuant to Rule 457(i) under the Securities Act, the securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon the exercise of warrants. In addition, pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 20, 2010

PROSPECTUS

$50,000,000
Common Stock
Warrants
Units

        From time to time, we may offer up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon the exercise of warrants.

        We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

        Our common stock is listed on The NASDAQ Global Market under the symbol "ARYX." The last reported sale price of our common stock on May 19, 2010 was $0.64 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The NASDAQ Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

        As of April 30, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $23,880,876, based on 33,461,975 shares of outstanding common stock, of which approximately 22,962,381 shares were held by non-affiliates, and a price of $1.04 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on April 8, 2010. As of the date of this prospectus, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

        The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2010.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration statement, we may, from time to time, sell any combination of the securities referred to herein in one or more offerings for total gross proceeds of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer.

        Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offered securities. We also may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with applicable prospectus supplements and any related free writing prospectuses, includes all the material information relating to these offerings. We also may add, update or change, in the prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you, any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the section entitled "Where You Can Find Additional Information," in this prospectus before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any other person to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospectus may have changed since those dates.

        This prospectus, any applicable prospectus supplement or any related free writing prospectus contains and incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data. This prospectus, any applicable prospectus supplement or any related free writing prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled "Where You Can Find Additional Information."

i

PROSPECTUS SUMMARY

        This summary highlights selected information from this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "ARYx," "we," "our" or similar references mean ARYx Therapeutics, Inc.

 ARYx Therapeutics, Inc.

        ARYx Therapeutics, Inc., or ARYx, is a biopharmaceutical company focused on developing a portfolio of internally discovered product candidates designed to eliminate known safety issues associated with well-established, commercially successful drugs. We use our RetroMetabolic Drug Design technology to design structurally unique molecules that retain the efficacy of these original drugs but are metabolized through a potentially safer pathway to avoid specific adverse side effects associated with these compounds. Our product candidate portfolio includes: an oral antiarrhythmic agent, budiodarone (ATI-2042), designed to have the efficacy of amiodarone, in Phase 2b clinical development for the treatment of atrial fibrillation, a form of irregular heartbeat; an oral anticoagulant, tecarfarin (ATI-5923), designed to have the same therapeutic benefits as warfarin, in Phase 2/3 clinical development for the treatment of patients who are at risk for the formation of dangerous blood clots; an oral prokinetic agent, ATI-7505, designed to have the same therapeutic benefits as cisapride, in Phase 2b clinical development for the treatment of chronic constipation, gastroparesis, functional dyspepsia, irritable bowel syndrome with constipation, and gastroesophageal reflux disease; and, a novel, next-generation atypical antipsychotic agent, ATI-9242, in Phase 1 clinical development for the treatment of schizophrenia and other psychiatric disorders. Additionally, we have several product candidates in preclinical development. Each of our product candidates is an orally available, patentable new chemical entity designed to address similar indications as those of the original drug upon which each is based.

        We were incorporated in the State of California on February 28, 1997 and reincorporated in the State of Delaware on August 29, 2007. We maintain a wholly owned subsidiary, ARYx Therapeutics Limited, with registered offices in the United Kingdom, which has had no operations since its inception in September 2004 and was established to serve as a legal entity in support of our clinical trial activities conducted in Europe. We operate in a single business segment with regard to the development of human pharmaceutical products. Our principal executive offices are located at 6300 Dumbarton Circle, Fremont, California 94555, and our telephone number is (510) 585-2200. Our website address is http://www.aryx.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

  •
  the names of those agents or underwriters;

  •
  applicable fees, discounts and commissions to be paid to them;

  •
  details regarding over-allotment options, if any; and

  •
  the net proceeds to us.

        Common Stock.    We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock.

        Warrants.    We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC to the extent applicable to any warrants offered under this prospectus.

        We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants being offered.

        Units.    We may issue units consisting of common stock and/or warrants for the purchase of common stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as any unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units to the extent applicable to any units offered under this prospectus.

        We will evidence each series of units by unit certificates that we will issue. Units may be issued under an applicable unit agreement with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to the particular series of units being offered.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, and in any of our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference into this prospectus, the applicable prospectus supplement and any related free writing prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see "Where You Can Find Additional Information."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements for purposes of these provisions, including without limitation any statements relating to:

  •
  the occurrence and likelihood of a partnering and/or strategic transaction with respect to our lead product candidates and assets on favorable terms, or at all;

  •
  sufficiency of our cash resources and our ability to obtain additional financing on favorable terms, or at all;

  •
  our plans to research, develop and commercialize our product candidates;

  •
  the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

  •
  regulatory developments in the United States and foreign countries;

  •
  any statements concerning potential licensing or collaborative arrangements; and

  •
  our ability to obtain and maintain intellectual property protection for our product candidates.

        In some cases, you can identify forward-looking statements by terms such as "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions intended to identify forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections incorporated by reference from our most recent Annual Report on Form 10-K and from our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. You should carefully consider the various risk factors described under the heading

"Risk Factors" above that are incorporated by reference into this prospectus from our SEC filings, which risk factors may cause our actual results to differ materially from those indicated by forward-looking statements. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this supplement, any prospectus supplement and any free writing prospectus, together with the information incorporated herein by reference as described under the section entitled "Where You Can Find Additional Information," completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition.

THE SECURITIES WE MAY OFFER

        We may offer shares of our common stock and warrants to purchase common stock, either individually or in units, with a total value of up to $50,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  •
  designation or classification;

  •
  aggregate offering price;

  •
  voting or other rights, if any;

  •
  exercise prices, if any; and

  •
  important United States federal income tax considerations.

        A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

USE OF PROCEEDS

        Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder for general corporate purposes, including working capital and other general and administrative purposes. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing, investment-grade securities pursuant to our investment policy.

 DESCRIPTION OF CAPITAL STOCK

General

        We may offer shares of our common stock. We may also offer common stock issuable upon the exercise of warrants, individually or in units.

        Our authorized capital stock consists of 150,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. As of April 30, 2010, there were

  •
  33,461,975 shares of common stock outstanding; and

  •
  No shares of preferred stock outstanding.

        The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, the applicable provisions of the Delaware General Corporation Law and the agreements with certain of our security holders described below. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, the Delaware General Corporation Law and such agreements. For information on how to obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see the section entitled "Where You Can Find Additional Information" in this prospectus.

Common Stock

        Voting Rights.    Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

        Dividends.    Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

        Liquidation.    In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

        Rights and Preferences.    Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

        Fully Paid and Nonassessable.    All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering, if any, will be, fully paid and nonassessable.

Preferred Stock

        Our amended and restated certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to fix the rights, preferences, privileges and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of a series.

        The General Corporation Law of the State of Delaware, our state of incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that these holders will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of our company, which could have a depressive effect on the market price of our common stock.

Warrants; Stock Options

        As of April 30, 2010, warrants to purchase an aggregate of 3,026,124 shares of common stock, at exercise prices of between $2.34 and $10.80 per share, were outstanding. The warrants contain provisions for the adjustment of the exercise prices and the aggregate number of shares issuable upon the exercise of the warrants in the event of stock dividends, stock splits, reorganizations and reclassifications and consolidations.

        As of April 30, 2010, there were 5,683,347 shares of our common stock reserved for issuance under our equity incentive plans. Of this number, 3,741,810 shares were reserved for issuance upon exercise of outstanding options that were previously granted under our equity incentive plans, 1,117,099 shares were reserved for future equity awards that may be granted in the future under our equity incentive plans and 824,438 shares were reserved for issuance under our employee stock purchase plan.

Registration Rights

        As of the date of this prospectus, holders of approximately 9,833,846 shares of our common stock and warrants to purchase 2,769,824 shares of our common stock are entitled to rights with respect to the registration of those shares of common stock under the Securities Act. These registration rights require, among other things, that if we propose to register any of our securities under the Securities Act, either for our own account or for the account of others, the holders of these shares are entitled to notice of the registration and are entitled to include, at our expense, their shares of common stock in the registration and any related underwriting, provided, among other conditions, that the underwriters may limit the number of shares to be included in the registration. In addition, the holders of these shares may require us, at our expense and subject to certain limitations, to file a registration statement under the Securities Act with respect to their shares of our common stock. These holders have waived these registration rights in connection with the offerings that might be made under this registration statement.

        On October 6, 2009, we entered into a registration rights agreement with Commerce Court Small Cap Value Fund Ltd., or Commerce Court, pursuant to which we granted Commerce Court certain registration rights in connection with the 5,494,290 shares of common stock we issued and sold to Commerce Court pursuant to the terms of our committed equity line financing facility with Commerce Court. In accordance with the terms of such registration rights agreement, we have filed a currently effective registration statement covering the resale of these shares by Commerce Court. No registration rights with respect to such agreement are triggered by this registration statement.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws

        In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders representing a majority of the outstanding shares of common stock will be able to elect all of our directors due to be elected at each annual meeting of our stockholders. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that all actions taken by the holders of common stock must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our board of directors, chairman of the board, chief executive officer, or holder of 5% or more of our common stock may call a special meeting of stockholders. Our amended and restated certificate of incorporation requires a 66 2/3% stockholder vote for the amendment, repeal or modification of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws relating to, among other things, the absence of cumulative voting, the classification of our board of directors, and the requirement that stockholder actions be effected at a duly called meeting.

        The combination of the preferred stock, the classification of our board of directors, the lack of cumulative voting and the 66 2/3% stockholder voting requirements make it more difficult for our existing common stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue shares of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

        These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened change in control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the General Corporation Law of the State of Delaware

        We are subject to Section 203 of the General Corporation Law of the State of Delaware, or Section 203, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

  •
  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and

    (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines business combination to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

        In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar's address is 655 Montgomery Street, Suite 830, San Francisco, California 94111.

NASDAQ Global Market Listing

        Our common stock is listed on The NASDAQ Global Market under the symbol "ARYX."

DESCRIPTION OF WARRANTS

        The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

        We have filed the forms of the warrant agreement and warrant certificate containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statements of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus and the complete warrant agreement and warrant certificate that contain the terms of the warrants.

General

        The warrants may be issued independently or together with any common stock and may be attached to or separate from the common stock. The warrants may be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in a prospectus supplement relating to the warrants being offered pursuant to such prospectus supplement.

        We will describe in the applicable prospectus supplement the terms of the warrants being offered, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the number of warrants issued with each share of common stock;

  •
  if applicable, the date on and after which the warrants and the related common stock will be separately transferable;

  •
  the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreements and warrants may be modified;

  •
  a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of our common stock, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

        Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

        The exercise price payable and the number of shares of common stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock. In lieu of adjusting the number of shares of common stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the specified time on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the specified time on the expiration date, unexercised warrants will become void.

        The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will issue the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

        Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

 DESCRIPTION OF UNITS

        The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of any units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectus and any unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue units comprised of shares of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of any governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock" and "Description of Warrants" will apply to each unit and to any common stock or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See the section entitled "Legal Ownership of Securities" in this prospectus.

PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

  •
  the name or names of the underwriters, if any;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting or other agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters who are qualified market makers on The NASDAQ Global Market may engage in passive market making transactions in the securities on The NASDAQ Global Market in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

        In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

        Our consolidated financial statements at December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, which are incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to our consolidated financial statements), and are incorporated by reference in reliance on Ernst & Young LLP's report, given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including ARYx Therapeutics, Inc. The SEC's Internet site can be found at http://www.sec.gov .

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-33782):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 30, 2010;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2009 from our definitive proxy statement on Schedule 14A for our 2010 Annual Meeting of Stockholders, filed with the SEC on April 16, 2009;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 13, 2010;

  •
  our Current Reports on Form 8-K filed with the SEC on January 5, 2010, February 19, 2010, March 3, 2010 and April 9, 2010; and

  •
  the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on October 30, 2007, including any amendments or reports filed for the purpose of updating such description.

        Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or supersedes such information.

        We also incorporate by reference any future filings (other than current reports on Form 8-K filed or furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items unless Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of filing of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or supersede such earlier statements.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

ARYx Therapeutics, Inc.
Attention: Corporate Secretary
6300 Dumbarton Circle
Fremont, California 94555
(510) 585-2200

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth an estimate of the fees and expenses payable by ARYx Therapeutics, Inc. in connection with the issuance and distribution of the securities being registered. All amounts are estimated except the SEC registration filing fee. All of the expenses below will be paid by us.

SEC registration fee	$3,565
NASDAQ Global Market listing fee	35,000
FINRA filing fee	5,500
Accounting fees and expenses	10,000
Legal fees and expenses	30,000
Transfer agent and registrar fees	2,000
Printing and engraving expenses	15,000
Miscellaneous	935

Total	$102,000

Item 15.    Indemnification of Directors and Officers.

        As permitted by Delaware General Corporation Law, or Delaware law, the registrant's certificate of incorporation and bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under Delaware law for breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, a director exercise an informed business judgment based on all material information reasonably available to him or her. Consequently, a director will not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to the registrant or its stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  any act related to unlawful stock repurchases or redemptions or payments of dividends; or

  •
  any transaction from which the director derived an improper personal benefit.

        These limitations of liability do not limit or eliminate the registrant's rights or any of its stockholder's rights to seek non-monetary relief, such as injunctive relief or rescission. These provisions will not alter a director's liability under federal securities laws.

        As permitted by Delaware law, the registrant's bylaws also provide that:

  •
  the registrant will indemnify its directors and executive officers subject to certain exceptions, and may indemnify its other officers, employees and agents, to the fullest extent permitted by law;

  •
  subject to certain exceptions, the registrant will advance expenses to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by law; and

  •
  the rights provided in the registrant's bylaws are not exclusive.

        The registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of indemnified parties. The registrant's bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of the person's actions in connection with his or her services to the registrant, regardless of whether Delaware law permits indemnification for such liability.

        The limitation of liability and indemnification provisions in the registrant's amended and restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against the registrant's directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against the registrant's directors and officers, even though an action, if successful, might benefit the registrant and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that the registrant pays the costs of settlement and damage awards against its directors and officers as required by these indemnification provisions.

        As permitted by Delaware law, the registrant has entered into indemnity agreements with each of its directors and executive officers. These indemnification agreements may require the registrant, among other things, to indemnify its directors and executive officers for some expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his service as a director, officer, employee or other agent of the registrant or any of its subsidiaries or any other company or enterprise to which the person provides services at the registrant's request.

        At present, there is no pending litigation or proceeding involving any of the registrant's directors or executive officers as to which indemnification is required or permitted, and the registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

        The registrant maintains a directors' and officers' liability insurance policy. The policy insures the registrant's directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the registrant of those losses for which it has lawfully indemnified its directors and officers. The policy contains various exclusions.

        The indemnification provisions noted above may be sufficiently broad to permit indemnification of the registrant's officers and directors for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act.

        The Amended and Restated Investor Rights Agreement, dated October 22, 2007, between and among the registrant and certain investors provides for cross-indemnification in connection with the registration of the registrant's common stock and warrants for common stock on behalf of such investors.

        The Registration Rights Agreement dated November 11, 2008, as amended, between and among the registrant and certain investors provides for cross-indemnification in connection with the registration of the registrant's common stock and warrants for common stock on behalf of such investors.

        The Registration Rights Agreement, dated October 6, 2009, by and between the registrant and Commerce Court Small Cap Value Fund, Ltd. provides for cross-indemnification in connection with the registration of the registrant's common stock on behalf of such investor.

        The underwriting agreement, if any, entered into with respect to an offering of securities registered hereunder will provide for indemnification by any underwriters of any offering, our directors and officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act of 1933.

Item 16.    Exhibits.

Exhibit Number		Description of the Document
1.1	(1)	Form of Underwriting Agreement.

3.1	(2)	Amended and Restated Certificate of Incorporation of the registrant, as currently in effect.

3.2	(3)	Bylaws of the registrant.

4.1		Reference is made to Exhibits 3.1 and 3.2 above.

4.2	(4)	Specimen Common Stock Certificate of the registrant.

4.3	(5)	Form of Warrant to purchase shares of Series C preferred stock, issued September 3, 2003.

4.4	(5)	Form of Warrant to purchase shares of Series C preferred stock, issued December 23, 2002.

4.5	(5)	Form of Warrant to purchase shares of Series D preferred stock, issued March 28, 2005 to Lighthouse Capital Partners V, L.P. ("Lighthouse").

4.6	(4)	Amended and Restated Investor Rights Agreement, dated October 22, 2007, by and among the registrant and the certain of its securityholders.

4.7	(6)	Form of Warrant to purchase shares of Series E preferred stock, issued October 19, 2007 to Lighthouse.

4.8	(7)	Form of Warrant to purchase shares of common stock, issued October 17, 2008 to Lighthouse.

4.9	(8)	Registration Rights Agreement by and between the registrant and the investors identified on the signature pages thereto, dated November 11, 2008.

4.10	(8)	Form of Warrant to purchase shares of common stock, issued November 11, 2008 to several purchasers.

4.11	(9)	Form of Warrant to purchase shares of common stock, issued December 31, 2008 to Oxford Financial Corporation.

4.12	(10)	Registration Rights Agreement, dated October 6, 2009, by and between the registrant and Commerce Court Small Cap Value Fund, Ltd.

4.13		Forms of Common Stock Warrant Agreement and Warrant Certificate.

4.14	(1)	Form of Unit Agreement.

5.1		Opinion of Cooley LLP.

23.1		Consent of Independent Registered Public Accounting Firm.

23.2		Consent of Cooley LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included on signature page).

(1)
To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

(2)
Previously filed as the like-numbered exhibit to the registrant's Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 001-33782), filed with the SEC on March 17, 2008 and incorporated herein by reference.

(3)
Previously filed as Exhibit 3.3 to the registrant's Registration Statement on Form S-1, as amended (File No. 333-145813), filed with the SEC on August 30, 2007 and incorporated herein by reference.

(4)
Previously filed as like-numbered exhibit to the registrant's Registration Statement on Form S-1/A, as amended (File No. 333-145813), filed with the SEC on November 5, 2007 and incorporated herein by reference.

(5)
Previously filed as the like-numbered exhibit to the registrant's Registration Statement on Form S-1, as amended (File No. 333-145813), filed with the SEC on August 30, 2007 and incorporated herein by reference.

(6)
Previously filed as the like-numbered exhibit to the registrant's Registration Statement on Form S-1/A, as amended (File No. 333-145813), filed with the SEC on October 23, 2007 and incorporated herein by reference.

(7)
Previously filed as the like-numbered exhibit to the registrant's Current Report on Form 8-K (File No. 001-33782), filed with the SEC on October 23, 2008 and incorporated herein by reference.

(8)
Previously filed as the like-numbered exhibit to the registratant's Current Report on Form 8-K (File No. 001-33782), filed with the SEC on November 12, 2008 and incorporated herein by reference.

(9)
Previously filed as the like-numbered exhibit to the registrant's Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-33782), filed with the SEC on March 27, 2009 and incorporated herein by reference.

(10)
Previously filed as the like numbered exhibit to the registrant's Current Report on Form 8-K (File No. 001-33782), filed with the SEC on October 8, 2009 and incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities

Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any to the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act of 1933, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on May 20, 2010.

ARYX THERAPEUTICS, INC.
By:	/s/ PAUL GODDARD Paul Goddard, Ph.D. Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul Goddard and John Varian, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL GODDARD Paul Goddard, Ph.D.	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	May 20, 2010
/s/ JOHN VARIAN John Varian	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	May 20, 2010
/s/ JASON BARKER Jason Barker	Senior Director of Finance (Principal Accounting Officer)	May 20, 2010

Signature	Title	Date

/s/ PETER G. MILNER Peter G. Milner, M.D.	Director	May 20, 2010
/s/ DAVID BEIER David Beier	Director	May 20, 2010
/s/ LARS EKMAN Lars Ekman, M.D., Ph.D	Director	May 20, 2010
/s/ KEITH LEONARD Keith Leonard	Director	May 20, 2010
/s/ HERM ROSENMAN Herm Rosenman	Director	May 20, 2010
/s/ PAUL SEKHRI Paul Sekhri	Director	May 20, 2010
/s/ NICHOLAS SIMON Nicholas Simon	Director	May 20, 2010

EXHIBIT INDEX

Exhibit Number		Description of the Document
1.1	(1)	Form of Underwriting Agreement.

3.1	(2)	Amended and Restated Certificate of Incorporation of the registrant, as currently in effect.

3.2	(3)	Bylaws of the registrant.

4.1		Reference is made to Exhibits 3.1 and 3.2 above.

4.2	(4)	Specimen Common Stock Certificate of the registrant.

4.3	(5)	Form of Warrant to purchase shares of Series C preferred stock, issued September 3, 2003.

4.4	(5)	Form of Warrant to purchase shares of Series C preferred stock, issued December 23, 2002.

4.5	(5)	Form of Warrant to purchase shares of Series D preferred stock, issued March 28, 2005 to Lighthouse Capital Partners V, L.P. ("Lighthouse").

4.6	(4)	Amended and Restated Investor Rights Agreement, dated October 22, 2007, by and among the registrant and the certain of its securityholders.

4.7	(6)	Form of Warrant to purchase shares of Series E preferred stock, issued October 19, 2007 to Lighthouse.

4.8	(7)	Form of Warrant to purchase shares of common stock, issued October 17, 2008 to Lighthouse.

4.9	(8)	Registration Rights Agreement by and between the registrant and the investors identified on the signature pages thereto, dated November 11, 2008.

4.10	(8)	Form of Warrant to purchase shares of common stock, issued November 11, 2008 to several purchasers.

4.11	(9)	Form of Warrant to purchase shares of common stock, issued December 31, 2008 to Oxford Financial Corporation.

4.12	(10)	Registration Rights Agreement, dated October 6, 2009, by and between the registrant and Commerce Court Small Cap Value Fund, Ltd.

4.13		Forms of Common Stock Warrant Agreement and Warrant Certificate.

4.14	(1)	Form of Unit Agreement.

5.1		Opinion of Cooley LLP.

23.1		Consent of Independent Registered Public Accounting Firm.

23.2		Consent of Cooley LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included on signature page).

(1)
To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

(2)
Previously filed as the like-numbered exhibit to the registrant's Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 001-33782), filed with the SEC on March 17, 2008 and incorporated herein by reference.

(3)
Previously filed as Exhibit 3.3 to the registrant's Registration Statement on Form S-1, as amended (File No. 333-145813), filed with the SEC on August 30, 2007 and incorporated herein by reference.

(4)
Previously filed as like-numbered exhibit to the registrant's Registration Statement on Form S-1/A, as amended (File No. 333-145813), filed with the SEC on November 5, 2007 and incorporated herein by reference.

(5)
Previously filed as the like-numbered exhibit to the registrant's Registration Statement on Form S-1, as amended (File No. 333-145813), filed with the SEC on August 30, 2007 and incorporated herein by reference.

(6)
Previously filed as the like-numbered exhibit to the registrant's Registration Statement on Form S-1/A, as amended (File No. 333-145813), filed with the SEC on October 23, 2007 and incorporated herein by reference.

(7)
Previously filed as the like-numbered exhibit to the registrant's Current Report on Form 8-K (File No. 001-33782), filed with the SEC on October 23, 2008 and incorporated herein by reference.

(8)
Previously filed as the like-numbered exhibit to the registratant's Current Report on Form 8-K (File No. 001-33782), filed with the SEC on November 12, 2008 and incorporated herein by reference.

(9)
Previously filed as the like-numbered exhibit to the registrant's Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-33782), filed with the SEC on March 27, 2009 and incorporated herein by reference.

(10)
Previously filed as the like numbered exhibit to the registrant's Current Report on Form 8-K (File No. 001-33782), filed with the SEC on October 8, 2009 and incorporated herein by reference.